Exhibit 99.2

Crystal River Capital, Inc.
Three World Financial Center
200 Vesey Street, 10th Floor
New York, New York 10281-1010

FOR IMMEDIATE RELEASE
FRIDAY, NOVEMBER 9, 2007

AMENDED: CRYSTAL RIVER REPORTS THIRD QUARTER 2007 FINANCIAL RESULTS

NEW YORK, NY—November 9, 2007—Crystal River Capital, Inc. (“Crystal River” or the “Company”) (NYSE: CRZ) amended its reconciliation of net loss to estimated REIT taxable income for the three and nine months ended September 30, 2007. The following table shows the revised reconciliation:

Reconciliation of Net Loss to Estimated REIT Taxable Income (Unaudited)

(in thousands, except share and per share data)	Three months ended September 30, 2007	Nine months ended September 30, 2007

GAAP net loss	$(93,934)	$(95,464)

Adjustments to GAAP net loss:
Net loss of taxable REIT subsidiary	9,957	15,936
Share based compensation	(55)	478
Net tax adjustments related to interest income	(2,241)	1,161
Book derivative loss in excess of tax loss	17,320	24,165
Realized tax losses in excess of book losses	1,719	1,185
Impairment losses not deductible for tax purposes	81,293	103,986
Rent escalation	(249)	(497)
Foreign currency	4,751	―
Other	190	164
Net adjustments from GAAP net loss to estimated REIT taxable income	112,685	146,578
Estimated REIT taxable income	18,751	51,114
Weighted average number of shares outstanding:
Basic and diluted	24,995,885	25,023,058
Estimated REIT taxable income per share of common stock	$0.75	$2.04

About Crystal River

Crystal River Capital, Inc. (NYSE: CRZ) is a specialty finance REIT. The Company invests in real estate related securities, such as commercial and residential mortgage-backed securities, commercial real estate, real estate loans and instruments, and other alternative asset classes. The Company focuses on opportunities across the entire real estate investment spectrum that are consistent with its goals of generating high current income and long-term capital appreciation.

Definition of Estimated REIT Taxable Income

Estimated REIT taxable income is a non-GAAP financial measure and does not purport to be an alternative to net income determined in accordance with GAAP as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Estimated REIT taxable income excludes the undistributed taxable income of Crystal River’s domestic taxable REIT subsidiary. This non-GAAP financial measure is important to Crystal River and its stockholders because, as a real estate investment trust, we are required to pay substantially all of our REIT taxable income in the form of distributions to our stockholders and estimated REIT taxable income is an effective indicator of the total amount of REIT taxable income available for distributions. Because not all REITs use identical calculations, this presentation of estimated REIT taxable income may not be comparable to other similarly titled measures prepared and reported by other companies. The Company provides a full reconciliation from net loss to estimated REIT taxable income with the financial statements accompanying this press release.

Forward-Looking Information

This news release, and our public documents to which we refer, contain or incorporate by reference certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements that are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "anticipate," "continue," “should,” “intend,” or similar terms or variations on those terms or the negative of those terms. Although we believe that the expectations contained in any forward-looking statement are based on reasonable assumptions, we can give no assurance that our expectations will be attained. Factors that could cause actual results to differ materially from those set forth in the forward-looking statements include, but are not limited to, changes in interest rates, changes in yield curve, changes in prepayment rates, the effectiveness of our hedging strategies, the availability of mortgage-backed securities and other targeted investments for purchase and origination, the availability and cost of capital for financing future investments and, if available, the terms of any such financing, changes in the market value of our assets, future margin reductions and the availability of liquid assets to post additional collateral, changes in business conditions and the general economy, competition within the specialty finance sector, changes in government regulations affecting our business, our ability to maintain our qualification as a real estate investment trust for federal income tax purposes and other risks disclosed from time to time in our filings with the Securities and Exchange Commission. For more information on the risks facing the Company, see the risk factors in Exhibit 99.1 to our Form 10-Q for the period ended June 30, 2007, filed with the SEC on August 14, 2007. We do not undertake, and specifically disclaim any obligation, to publicly release any update or supplement to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

COMPANY CONTACT
Marion Hayes
Investor Relations
Crystal River Capital, Inc.
(212) 549-8413
mhayes@crystalriverreit.com
[CRZ-F]